UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 6, 2023

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriated box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AHT	New York Stock Exchange
Preferred Stock, Series D	AHT-PD	New York Stock Exchange
Preferred Stock, Series F	AHT-PF	New York Stock Exchange
Preferred Stock, Series G	AHT-PG	New York Stock Exchange
Preferred Stock, Series H	AHT-PH	New York Stock Exchange
Preferred Stock, Series I	AHT-PI	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

On December 6, 2023 (the “Closing”), Ashford Hospitality Trust, Inc.’s subsidiaries, Ashford Hospitality Limited Partnership and Ashford TRS Corporation (together, the “Company”), entered into a Contribution Agreement (the “Contribution Agreement”) with Stirling REIT OP, LP (the “Stirling Operating Partnership”), a subsidiary of Stirling Hotels & Resorts, Inc. (“Stirling”). Pursuant to the terms of the Contribution Agreement, the Company contributed its equity interests, and the associated debt and other obligations, in four hotel assets (the “Initial Portfolio”) to the Stirling Operating Partnership in exchange for 1,400,943 Class I units of the Stirling Operating Partnership. The net contribution value of the Initial Portfolio was approximately $35 million, which represents the appraised value of the Initial Portfolio as provided by an independent third-party appraiser of $56.2 million, the assumption of $30.2 million of existing indebtedness and approximately $9 million of net working capital and reserves, and is subject to customary post-closing working capital adjustments. Pursuant to the Contribution Agreement, the Company entered into lock-up agreements with respect to its Class I units that restrict the assignment, sale, and transfer of the units for a period of one year following the Closing. In addition, the Company is prohibited from redeeming its Class I units for a period of three years following the Closing. At the end of the three-year period, the Class I units may be redeemed pursuant to the terms of the Amended and Restated Limited Partnership Agreement of the Stirling Operating Partnership and any Class I units converted to shares of Stirling’s Class I common stock may be repurchased by Stirling pursuant to the terms and conditions of its share repurchase plan. In addition, the Company has agreed not to withdraw as a participant in the distribution reinvestment plan of the Stirling Operating Partnership, and thereby will automatically reinvest any distributions paid on its Class I units into additional Class I units, through at least December 31, 2024.

In the Contribution Agreement, the Company and the Stirling Operating Partnership each made certain customary representations and warranties to one another, including representations relating to its organization, power, and authorization, its execution and delivery of the Contribution Agreement, and the enforceability of the Contribution Agreement. In addition, the Company made certain representations and warranties relating to the Initial Portfolio and occupancy agreements applicable to properties contained in the Initial Portfolio, and the Stirling Operating Partnership made certain representations and warranties relating to the Class I units of the Stirling Operating Partnership. The Contribution Agreement also contains customary covenants made by the Company and the Stirling Operating Partnership. In addition, the Stirling Operating Partnership is prohibited from selling, transferring or otherwise disposing any portion of the real and personal property in the Initial Portfolio, subject to certain exceptions and limitations, for a period of three years following the Closing.

Under the Contribution Agreement, each of the Company and the Stirling Operating Partnership agree to indemnify one another for any breaches of its representations, warranties, covenants and agreements along with any claims relating to the Initial Portfolio that occur during a party’s ownership of such portfolio. The Contribution Agreement also contains a provision requiring the Stirling Operating Partnership to indemnify the Company for any third-party claims relating to, arising out of, or in connection with the existing debt documents related to the Initial Portfolio, including any guarantees or environmental-related indemnities therein. In connection with the foregoing, the indemnification obligations of each party are subject to customary limitations and exceptions.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 and Item 9.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 9.01	Financial Statements and Exhibits.

(b)           Pro Forma Financial Information

The unaudited pro forma financial information for Ashford Hospitality Trust, Inc. as of and for the nine months ended September 30, 2023 and the year ended December 31, 2022 will be filed by amendment to this report on Form 8-K within four business days following the Contribution Agreement becoming effective.

(d)        Exhibits

Exhibit Number	Description
10.1	Contribution Agreement, by and among Ashford Hospitality Limited Partnership, Ashford TRS Corporation and Stirling REIT OP, LP, dated December 6, 2023.*
10.2	Lock-Up Agreement between Ashford Hospitality Limited Partnership and Stirling REIT OP, LP, dated December 6, 2023.
10.3	Lock-Up Agreement between Ashford TRS Corporation and Stirling REIT OP, LP, dated December 6, 2023.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

* Certain schedules have been omitted. The registrant agrees to furnish a copy of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD HOSPITALITY TRUST, INC.

Dated: December 6, 2023	By:	/s/ Alex Rose
Alex Rose
Executive Vice President, General Counsel & Secretary